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EXHIBIT 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-50273 on Form S-8 of our report dated June 26, 2006, appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees' Savings Plan for the year ended December 31, 2005.


/s/DELOITTE & TOUCHE LLP

San Juan, Puerto Rico
June 26, 2006




Stamp No.
affixed to original.